Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

APRIL 24, 2018

Equity Residential Reports First Quarter 2018 Results

Chicago, IL – April 24, 2018 - Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2018.  All per share results are reported as available to common shares/units on a diluted basis. Earnings per Share (EPS) was $0.57, Funds From Operations (FFO) was $0.71 per share and Normalized FFO was $0.77 per share for the first quarter of 2018, each as described in further detail below.

“The demand for rental housing across the nation’s coastal, gateway cities remains very strong but, like last year, new apartment supply continues to limit growth in new lease rates,” said David J. Neithercut, Equity Residential’s President and CEO. “We are pleased to have delivered first quarter results in line with our expectations driven by strong renewal rate growth of 4.6%. As we approach our primary leasing season with occupancy of 96.3% and a company-wide focus on resident retention, we remain well positioned to meet our operating goals for the year.”

Highlights

•	Increased same store revenues by 2.2% over the first quarter of 2017. Achieved same store Physical Occupancy of 96.0% and a 1.9% increase in Average Rental Rate.

•	Increased the Company’s 2018 annualized common share dividend by 7.2%.

•	Issued $500.0 million of 10-year unsecured notes at a coupon of 3.5%, representing the lowest credit spread (80 basis points) of any 10-year REIT benchmark offering in history.

First Quarter 2018

EPS for the first quarter of 2018 was $0.57 compared to $0.39 in the first quarter of 2017.  The difference is due primarily to higher property sale gains in the first quarter of 2018, the various adjustment items listed on page 22 of this release and the items described below.

FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) was $0.71 per share for the first quarter of 2018 compared to $0.76 per share in the first quarter of 2017.  The difference is due primarily to the various adjustment items listed on page 22 of this release and the items described below.

Normalized FFO for the first quarter of 2018 was $0.77 per share compared to $0.74 per share in the first quarter of 2017.  The difference is due primarily to:

•	A positive impact of approximately $0.02 per share from increased same store net operating income (NOI);

•	A positive impact of approximately $0.02 per share from Lease-Up NOI; and

•	A negative impact of approximately $0.01 per share from other items including higher corporate overhead (property management and general and administrative expenses).

The Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 24 through 28 of this release. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 5, 25 and 26 of this release and the Company has included guidance for Normalized FFO on page 23 and FFO and EPS on page 26 of this release.

Same Store Results

On a same store first quarter to first quarter comparison, which includes 72,204 apartment units, revenues increased 2.2%, expenses increased 3.9% and NOI increased 1.5%. Average Rental Rate increased 1.9% and Physical Occupancy increased by 0.1% to 96.0%.

Investment Activity

During the first quarter of 2018, the Company acquired a 117-unit consolidated apartment property located in Seattle for a purchase price of approximately $53.7 million and an Acquisition Capitalization Rate of 4.6%. During the quarter, the Company sold a consolidated apartment property in each of New York City, the New York suburbs, suburban Seattle and suburban Los Angeles, totaling 786 apartment units, for an aggregate sale price of approximately $290.0 million, at a weighted average Disposition Yield of 4.4%, generating an Unlevered IRR of 8.1%. Also during the quarter, the Company completed 855 Brannan, a 449-unit apartment development project in San Francisco, for a total cost of approximately $322.2 million and an anticipated Development Yield of 5.1%.

Capital Markets Activity

On February 7, 2018, the Company issued $500.0 million of 10-year unsecured notes maturing March 1, 2028 at a coupon of 3.5% and an all-in effective rate of 3.61% including the effect of underwriters’ fees and the termination of certain interest rate hedges. The Company used the proceeds from this offering to prepay a $550.0 million secured debt pool maturing in 2020. The Company anticipates issuing $300.0 million to $500.0 million of additional debt to prepay a $500.0 million secured debt pool that matures in 2019 but is pre-payable at par in late 2018 (see page 14 for details). The Company anticipates incurring approximately $23.7 million in debt extinguishment costs/prepayment penalties in connection with all of its debt repayment activities in 2018, of which $23.5 million was incurred in the first quarter of 2018, which will not be included in the Company’s Normalized FFO.

Second Quarter 2018 Guidance

The Company has established an EPS guidance range of $0.36 to $0.40 for the second quarter of 2018. The difference between the Company’s first quarter 2018 EPS of $0.57 and the midpoint of the second quarter 2018 guidance range of $0.38 is due primarily to lower expected gains on property sales, partially offset by lower expected debt extinguishment costs and the items described below.

The Company has established an FFO guidance range of $0.77 to $0.81 per share for the second quarter of 2018.  The difference between the Company’s first quarter 2018 FFO of $0.71 per share and the midpoint of the second quarter 2018 guidance range of $0.79 per share is due primarily to lower expected debt extinguishment costs and the items described below.

The Company has established a Normalized FFO guidance range of $0.77 to $0.81 per share for the second quarter of 2018.  The difference between the Company’s first quarter 2018 Normalized FFO of $0.77 per share and the midpoint of the second quarter 2018 guidance range of $0.79 per share is due primarily to:

•	A positive impact of approximately $0.01 per share from increased same store NOI; and

•	A positive impact of approximately $0.01 per share from other items including lower corporate overhead (property management and general and administrative expenses).

Second Quarter 2018 Earnings and Conference Call

Equity Residential expects to announce its second quarter 2018 results on Tuesday, July 24, 2018 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, July 25, 2018.

About Equity Residential

Equity Residential is an S&P 500 company focused on the acquisition, development and management of rental apartment properties in urban and high-density suburban coastal gateway markets where today’s renters want to live, work and play.  Equity Residential owns or has investments in 303 properties consisting of 78,399 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California.  For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, April 25, at 10:00 a.m. Central.  Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link.  A replay of the web cast will be available for two weeks at this site.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended March 31,
	2018	2017
REVENUES
Rental income	$632,831	$603,920
Fee and asset management	185	180
Total revenues	633,016	604,100

EXPENSES
Property and maintenance	108,202	102,608
Real estate taxes and insurance	91,914	81,728
Property management	23,444	22,252
General and administrative	16,278	14,173
Depreciation	196,309	178,968
Total expenses	436,147	399,729

Operating income	196,869	204,371

Interest and other income	5,880	601
Other expenses	(3,441)	(1,090)
Interest:
Expense incurred, net	(116,104)	(106,210)
Amortization of deferred financing costs	(3,679)	(2,296)
Income before income and other taxes, income (loss) from investments in unconsolidated entities and net gain (loss) on sales of real estate properties and land parcels	79,525	95,376
Income and other tax (expense) benefit	(213)	(262)
Income (loss) from investments in unconsolidated entities	(977)	(1,073)
Net gain (loss) on sales of real estate properties	142,213	36,707
Net gain (loss) on sales of land parcels	—	19,193
Net income	220,548	149,941
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(8,059)	(5,411)
Partially Owned Properties	(680)	(788)
Net income attributable to controlling interests	211,809	143,742
Preferred distributions	(773)	(773)
Net income available to Common Shares	$211,036	$142,969

Earnings per share – basic:
Net income available to Common Shares	$0.57	$0.39
Weighted average Common Shares outstanding	367,800	366,605

Earnings per share – diluted:
Net income available to Common Shares	$0.57	$0.39
Weighted average Common Shares outstanding	383,018	382,280

Distributions declared per Common Share outstanding	$0.54	$0.50375

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended March 31,
	2018	2017
Net income	$220,548	$149,941
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(680)	(788)
Preferred distributions	(773)	(773)
Net income available to Common Shares and Units	219,095	148,380

Adjustments:
Depreciation	196,309	178,968
Depreciation – Non-real estate additions	(1,145)	(1,298)
Depreciation – Partially Owned Properties	(1,032)	(832)
Depreciation – Unconsolidated Properties	1,148	1,142
Net (gain) loss on sales of unconsolidated entities - operating assets	—	(68)
Net (gain) loss on sales of real estate properties	(142,213)	(36,707)
FFO available to Common Shares and Units	272,162	289,585

Adjustments (see page 22 for additional detail):
Asset impairment and valuation allowances	—	—
Write-off of pursuit costs	931	715
Debt extinguishment and preferred share redemption (gains) losses	23,539	12,304
Non-operating asset (gains) losses	213	(18,892)
Other miscellaneous items	(3,239)	9
Normalized FFO available to Common Shares and Units	$293,606	$283,721

FFO	$272,935	$290,358
Preferred distributions	(773)	(773)
FFO available to Common Shares and Units	$272,162	$289,585
FFO per share and Unit - basic	$0.71	$0.76
FFO per share and Unit - diluted	$0.71	$0.76

Normalized FFO	$294,379	$284,494
Preferred distributions	(773)	(773)
Normalized FFO available to Common Shares and Units	$293,606	$283,721
Normalized FFO per share and Unit - basic	$0.77	$0.75
Normalized FFO per share and Unit - diluted	$0.77	$0.74

Weighted average Common Shares and Units outstanding - basic	380,663	379,504
Weighted average Common Shares and Units outstanding - diluted	383,018	382,280

Note: See page 22 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 24 through 28 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Investment in real estate
Land	$5,960,804	$5,996,024
Depreciable property	19,798,353	19,768,362
Projects under development	96,609	163,547
Land held for development	102,851	98,963
Investment in real estate	25,958,617	26,026,896
Accumulated depreciation	(6,173,047)	(6,040,378)
Investment in real estate, net	19,785,570	19,986,518
Cash and cash equivalents	44,453	50,647
Investments in unconsolidated entities	59,091	58,254
Restricted deposits	50,258	50,115
Other assets	444,498	425,065
Total assets	$20,383,870	$20,570,599

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,894,344	$3,618,722
Notes, net	5,530,815	5,038,812
Line of credit and commercial paper	234,318	299,757
Accounts payable and accrued expenses	167,481	114,766
Accrued interest payable	69,753	58,035
Other liabilities	335,957	341,852
Security deposits	64,748	65,009
Distributions payable	206,794	192,828
Total liabilities	9,504,210	9,729,781

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	354,567	366,955
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of March 31, 2018 and December 31, 2017	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 368,211,911 shares issued and outstanding as of March 31, 2018 and 368,018,082 shares issued and outstanding as of December 31, 2017	3,682	3,680
Paid in capital	8,910,306	8,886,586
Retained earnings	1,415,638	1,403,530
Accumulated other comprehensive income (loss)	(77,734)	(88,612)
Total shareholders’ equity	10,289,172	10,242,464
Noncontrolling Interests:
Operating Partnership	234,628	226,691
Partially Owned Properties	1,293	4,708
Total Noncontrolling Interests	235,921	231,399
Total equity	10,525,093	10,473,863
Total liabilities and equity	$20,383,870	$20,570,599

Equity Residential Portfolio Summary As of March 31, 2018

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	70	15,968	18.3%	$2,474
Orange County	13	4,028	4.3%	2,131
San Diego	12	3,385	3.9%	2,296
Subtotal – Southern California	95	23,381	26.5%	2,387

San Francisco	55	13,418	20.3%	3,121
Washington DC	48	15,811	17.2%	2,359
New York	37	10,007	16.0%	3,827
Seattle	41	8,438	10.1%	2,360
Boston	24	6,263	9.9%	2,999
Other Markets	1	136	—%	1,209
Total	301	77,454	100.0%	2,742

Unconsolidated Properties	2	945	—	—

Grand Total	303	78,399	100.0%	$2,742

Note:  Projects under development are not included in the Portfolio Summary until construction has been completed.

1st Quarter 2018 Earnings Release	7

Equity Residential

Portfolio as of March 31, 2018

	Properties	Apartment Units

Wholly Owned Properties	282	73,160
Master-Leased Properties - Consolidated	2	759
Partially Owned Properties - Consolidated	17	3,535
Partially Owned Properties - Unconsolidated	2	945

	303	78,399

Note:	Effective February 1, 2018, the Company took over management of one of its Master-Leased Properties containing 94 apartment units located in Boston.

Portfolio Rollforward Q1 2018

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2017	305	78,611

Acquisitions:
Consolidated:
Rental Properties		1	117	$53,700	4.6%

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(4)	(786)	$(290,020)	(4.4%)
Completed Developments - Consolidated		1	449
Configuration Changes		—	8

	3/31/2018	303	78,399

1st Quarter 2018 Earnings Release	8

Equity Residential

First Quarter 2018 vs. First Quarter 2017

Same Store Results/Statistics for 72,204 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q1 2018	$590,384	$180,358	$410,026	$2,721	96.0%	10.7%
Q1 2017	$577,404	$173,605	$403,799	$2,670	95.9%	10.5%

Change	$12,980	$6,753	$6,227	$51	0.1%	0.2%

Change	2.2%	3.9%	1.5%	1.9%

First Quarter 2018 vs. Fourth Quarter 2017

Same Store Results/Statistics for 74,475 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q1 2018	$610,242	$186,347	$423,895	$2,730	96.0%	10.7%
Q4 2017	$608,860	$175,008	$433,852	$2,726	95.9%	11.2%

Change	$1,382	$11,339	$(9,957)	$4	0.1%	(0.5%)

Change	0.2%	6.5%	(2.3)%	0.1%

Note:  See page 27 for reconciliations from operating income.

1st Quarter 2018 Earnings Release	9

Equity Residential First Quarter 2018 vs. First Quarter 2017 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
Markets/Metro Areas	Apartment Units	Q1 2018 % of Actual NOI	Q1 2018 Average Rental Rate	Q1 2018 Weighted Average Physical Occupancy %	Q1 2018 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	14,240	17.7%	$2,463	96.1%	12.6%	3.9%	4.2%	3.8%	3.4%	0.4%	0.8%
Orange County	3,684	4.2%	2,112	96.2%	9.9%	3.9%	1.2%	4.8%	3.9%	0.1%	(0.6%)
San Diego	3,385	4.0%	2,296	95.8%	13.7%	3.5%	2.8%	3.8%	3.8%	(0.3%)	(1.0%)
Subtotal – Southern California	21,309	25.9%	2,376	96.1%	12.3%	3.8%	3.6%	3.9%	3.5%	0.2%	0.3%

San Francisco	12,309	20.1%	3,023	96.4%	10.4%	2.7%	0.2%	3.6%	2.0%	0.6%	(0.5%)
Washington DC	15,475	17.9%	2,355	96.1%	9.3%	0.7%	4.1%	(0.8%)	0.5%	0.2%	0.1%
New York	10,007	17.5%	3,827	96.0%	8.3%	0.2%	5.3%	(2.9%)	0.0%	0.1%	(0.3%)
Boston (1)	6,009	10.0%	2,978	95.5%	9.1%	2.5%	5.6%	1.3%	2.0%	(0.3%)	0.2%
Seattle	6,959	8.5%	2,276	95.7%	14.2%	4.7%	5.2%	4.5%	4.4%	(0.1%)	1.4%
Other Markets	136	0.1%	1,209	98.5%	11.8%	5.2%	(15.6%)	20.5%	6.0%	(0.8%)	6.7%

Total	72,204	100.0%	$2,721	96.0%	10.7%	2.2%	3.9%	1.5%	1.9%	0.1%	0.2%

(1)	Quarter over quarter same store revenues in Boston were positively impacted by non-residential related income. Residential-only same store revenues in Boston increased 1.7% quarter over quarter.

1st Quarter 2018 Earnings Release	10

Equity Residential First Quarter 2018 vs. Fourth Quarter 2017 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
Markets/Metro Areas	Apartment Units	Q1 2018 % of Actual NOI	Q1 2018 Average Rental Rate	Q1 2018 Weighted Average Physical Occupancy %	Q1 2018 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	15,371	18.6%	$2,474	96.1%	12.6%	1.2%	5.8%	(0.6%)	0.7%	0.4%	(0.5%)
Orange County	4,028	4.4%	2,131	96.1%	9.8%	0.7%	7.3%	(1.4%)	0.3%	0.2%	(0.8%)
San Diego	3,385	3.9%	2,296	95.8%	13.7%	0.2%	5.4%	(1.6%)	0.3%	(0.2%)	(0.4%)
Subtotal – Southern California	22,784	26.9%	2,387	96.1%	12.2%	1.0%	5.9%	(0.9%)	0.6%	0.3%	(0.6%)

San Francisco	12,969	20.7%	3,082	96.4%	10.5%	0.8%	2.5%	0.2%	0.1%	0.6%	(1.1%)
Washington DC	15,475	17.3%	2,355	96.1%	9.3%	(0.6%)	6.3%	(3.4%)	0.0%	(0.4%)	(0.5%)
New York	10,007	16.9%	3,827	96.0%	8.3%	(0.2%)	9.5%	(5.7%)	0.3%	(0.4%)	0.5%
Boston (1)	6,009	9.7%	2,978	95.5%	9.1%	(0.6%)	6.7%	(3.3%)	(0.1%)	(0.3%)	(1.2%)
Seattle	7,095	8.4%	2,274	95.7%	14.2%	0.3%	7.0%	(2.1%)	(0.8%)	0.7%	0.5%
Other Markets	136	0.1%	1,209	98.5%	11.8%	7.2%	7.6%	7.0%	4.5%	2.4%	0.0%

Total	74,475	100.0%	$2,730	96.0%	10.7%	0.2%	6.5%	(2.3%)	0.1%	0.1%	(0.5%)

(1)	Sequential same store revenues in Boston were negatively impacted by non-residential related income. Residential-only same store revenues in Boston decreased 0.4% sequentially.

1st Quarter 2018 Earnings Release	11

Equity Residential

First Quarter 2018 vs. First Quarter 2017

Same Store Operating Expenses for 72,204 Same Store Apartment Units

$ in thousands

	Actual Q1 2018	Actual Q1 2017	$ Change	% Change	% of Actual Q1 2018 Operating Expenses

Real estate taxes	$76,696	$73,064	$3,632	5.0%	42.5%
On-site payroll (1)	39,389	38,010	1,379	3.6%	21.8%
Utilities (2)	25,347	24,032	1,315	5.5%	14.1%
Repairs and maintenance (3)	21,276	20,774	502	2.4%	11.8%
Insurance	4,601	4,372	229	5.2%	2.5%
Leasing and advertising	2,448	2,537	(89)	(3.5%)	1.4%
Other on-site operating expenses (4)	10,601	10,816	(215)	(2.0%)	5.9%

Same store operating expenses	$180,358	$173,605	$6,753	3.9%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.
(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.
(3)

Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

1st Quarter 2018 Earnings Release	12

Equity Residential

Debt Summary as of March 31, 2018

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$2,894,344	33.4%	4.24%	6.1
Unsecured	5,765,133	66.6%	4.14%	10.5

Total	$8,659,477	100.0%	4.17%	9.0
Fixed Rate Debt:
Secured – Conventional	$2,387,907	27.6%	4.79%	4.3
Unsecured – Public	5,085,505	58.7%	4.46%	11.7

Fixed Rate Debt	7,473,412	86.3%	4.57%	9.4

Floating Rate Debt:
Secured – Conventional	6,850	0.1%	1.60%	6.6
Secured – Tax Exempt	499,587	5.7%	2.02%	13.1
Unsecured – Public (2)	445,310	5.2%	2.33%	1.2
Unsecured – Revolving Credit Facility (3)	—	—	2.29%	3.7
Unsecured – Commercial Paper Program (4)	234,318	2.7%	1.94%	—

Floating Rate Debt	1,186,065	13.7%	2.10%	6.6

Total	$8,659,477	100.0%	4.17%	9.0

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2018.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 12.5 basis points).  Both the spread and the facility fee are dependent on the credit rating of the Company’s long-term debt.  As of March 31, 2018, there was approximately $1.72 billion available on the Company’s unsecured revolving credit facility (net of $41.6 million which was restricted/dedicated to support letters of credit and net of $235.0 million in principal outstanding on the commercial paper program).

(4)

The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions.  The notes bear interest at various floating rates with a weighted average of 1.94% for the quarter ended March 31, 2018 and a weighted average maturity of 46 days as of March 31, 2018.

Note:  The Company capitalized interest of approximately $1.7 million and $8.2 million during the quarters ended March 31, 2018 and 2017, respectively.

1st Quarter 2018 Earnings Release	13

Equity Residential

Debt Maturity Schedule as of March 31, 2018

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2018	$4,410		$235,500	(2)	$239,910	2.7%	4.01%	2.23%
2019	506,731	(3)	466,613		973,344	11.1%	5.17%	3.79%
2020	1,128,592	(4)	700		1,129,292	12.9%	5.20%	5.20%
2021	927,506		600		928,106	10.6%	4.64%	4.64%
2022	265,341		800		266,141	3.0%	3.26%	3.26%
2023	1,326,800		4,800		1,331,600	15.2%	3.74%	3.73%
2024	1,272		10,900		12,172	0.1%	4.79%	1.97%
2025	451,334		13,200		464,534	5.3%	3.38%	3.33%
2026	593,424		14,500		607,924	6.9%	3.59%	3.54%
2027	401,468		15,600		417,068	4.8%	3.26%	3.20%
2028+	1,924,969		481,365		2,406,334	27.4%	4.17%	3.66%
Subtotal	7,531,847		1,244,578		8,776,425	100.0%	4.27%	3.89%
Deferred Financing Costs and Unamortized (Discount)	(58,435)		(58,513)		(116,948)	N/A	N/A	N/A

Total	$7,473,412		$1,186,065		$8,659,477	100.0%	4.27%	3.89%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2018.
(2)	Includes $235.0 million in principal outstanding on the Company's commercial paper program.
(3)

Includes a $500.0 million 5.19% mortgage loan with a maturity date of October 1, 2019 that can be prepaid at par beginning October 1, 2018.  The Company currently intends to prepay this mortgage loan on October 1, 2018.

(4)	Includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that can be prepaid at par beginning July 1, 2019.

1st Quarter 2018 Earnings Release	14

Equity Residential

Selected Unsecured Public Debt Covenants

	March 31,	December 31,
	2018	2017
Total Debt to Adjusted Total Assets (not to exceed 60%)	33.5%	34.6%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	11.2%	14.0%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	4.37	4.17

Total Unsecured Assets to Unsecured Debt (must be at least 150%)	366.3%	381.0%

Note: These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants.  Equity Residential is the general partner of ERPOP.

Selected Credit Ratios

	March 31,	December 31,
	2018	2017
Total debt to Normalized EBITDAre	5.39x	5.61x

Net debt to Normalized EBITDAre	5.36x	5.57x

Unencumbered NOI as a % of total NOI	78.9%	74.2%

Note: See page 21 for the Normalized EBITDAre reconciliations.

1st Quarter 2018 Earnings Release	15

Equity Residential

Capital Structure as of March 31, 2018

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$2,894,344	33.4%
Unsecured Debt			5,765,133	66.6%

Total Debt			8,659,477	100.0%	26.9%

Common Shares (includes Restricted Shares)	368,211,911	96.3%
Units (includes OP Units and Restricted Units)	14,026,486	3.7%

Total Shares and Units	382,238,397	100.0%
Common Share Price at March 31, 2018	$61.62
			23,553,530	99.8%
Perpetual Preferred Equity (see below)			37,280	0.2%

Total Equity			23,590,810	100.0%	73.1%

Total Market Capitalization			$32,250,287		100.0%

Perpetual Preferred Equity as of March 31, 2018

(Amounts in thousands except for share and per share amounts)

Series	Call Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

1st Quarter 2018 Earnings Release	16

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	Q1 2018	Q1 2017

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	367,799,738	366,605,450
Shares issuable from assumed conversion/vesting of:
- OP Units	12,862,923	12,898,618
- long-term compensation shares/units	2,355,562	2,775,943

Total Common Shares and Units - diluted	383,018,223	382,280,011

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	367,799,738	366,605,450
OP Units - basic	12,862,923	12,898,618

Total Common Shares and OP Units - basic	380,662,661	379,504,068
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,355,562	2,775,943

Total Common Shares and Units - diluted	383,018,223	382,280,011

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	368,211,911	367,137,757
Units (includes OP Units and Restricted Units)	14,026,486	13,827,472

Total Shares and Units	382,238,397	380,965,229

1st Quarter 2018 Earnings Release	17

Equity Residential Partially Owned Entities as of March 31, 2018 (Amounts in thousands except for property and apartment unit amounts)

	Consolidated	Unconsolidated

Total properties	17	2

Total apartment units	3,535	945

Operating information for the quarter ended 3/31/18 (at 100%):
Operating revenue	$26,447	$8,200
Operating expenses	6,637	2,849

Net operating income	19,810	5,351
Property management	955	218
General and administrative	17	—
Depreciation	10,479	4,052

Operating income	8,359	1,081
Interest and other income	27	—
Interest:
Expense incurred, net	(3,312)	(2,072)
Amortization of deferred financing costs	(68)	—

Income (loss) before income and other taxes and income (loss) from investments in unconsolidated entities	5,006	(991)
Income and other tax (expense) benefit	(18)	(13)
Income (loss) from investments in unconsolidated entities	(393)	—
Net income (loss)	$4,595	$(1,004)

Debt - Secured (1):
EQR Ownership (2)	$237,522	$29,085
Noncontrolling Ownership	65,134	116,339

Total (at 100%)	$302,656	$145,424

(1)	All debt is non-recourse to the Company.
(2)	Represents the Company's current equity ownership interest.

1st Quarter 2018 Earnings Release	18

Equity Residential Development and Lease-Up Projects as of March 31, 2018 (Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Budgeted Capital Cost	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:
100K Apartments	Washington, DC	222	$88,023	$61,777	$61,777	$—	66%	—	—	Q4 2018	Q4 2019
1401 E. Madison	Seattle, WA	137	62,352	21,360	21,360	—	9%	—	—	Q3 2019	Q1 2020
249 Third Street	Cambridge, MA	84	51,447	13,472	13,472	—	5%	—	—	Q4 2019	Q2 2020

Projects Under Development		443	201,822	96,609	96,609	—

Completed Not Stabilized (1):
855 Brannan (2)	San Francisco, CA	449	322,235	309,554	—	—		81%	78%	Completed	Q1 2019
Helios (formerly 2nd & Pine)	Seattle, WA	398	227,287	221,381	—	—		75%	70%	Completed	Q2 2019
Cascade	Seattle, WA	477	176,378	170,902	—	—		67%	65%	Completed	Q2 2019

Projects Completed Not Stabilized		1,324	725,900	701,837	—	—

Completed and Stabilized During the Quarter:
455 Eye Street	Washington, DC	174	72,867	72,629	—	—		97%	95%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		174	72,867	72,629	—	—

Total Development Projects		1,941	$1,000,589	$871,075	$96,609	$—

Land Held for Development		N/A	N/A	$102,851	$102,851	$—

							Total Budgeted Capital	Q1 2018
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Cost	NOI
Projects Under Development							$201,822	$—
Completed Not Stabilized							725,900	4,027
Completed and Stabilized During the Quarter							72,867	985
Total Development NOI Contribution							$1,000,589	$5,012

Note: All development projects are wholly owned by the Company.

(1)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(2)	855 Brannan – The increase in Total Budgeted Capital Cost of $18.2 million is primarily due to scope upgrades to apartment units, amenities and other project components.

1st Quarter 2018 Earnings Release	19

Equity Residential Capital Expenditures to Real Estate For the Quarter Ended March 31, 2018 (Amounts in thousands except for apartment unit and per apartment unit amounts)

	Same Store Properties	Non-Same Store Properties/Other	Total	Same Store Avg. Per Apartment Unit

Total Apartment Units (1)	72,204	5,250	77,454

Building Improvements	$18,590	$406	$18,996	$258

Renovation Expenditures (2)	7,809	26	7,835	108

Replacements	9,836	80	9,916	136

Total Capital Expenditures	$36,235	$512	$36,747	$502

Note: See pages 24 through 28 for the definitions of non-GAAP financial measures and other terms.

(1)	Total Apartment Units - Excludes 945 unconsolidated apartment units for which capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Renovation Expenditures on 550 same store apartment units for the quarter ended March 31, 2018 approximated $14,200 per apartment unit renovated.

1st Quarter 2018 Earnings Release	20

Equity Residential Normalized EBITDAre Reconciliations (Amounts in thousands)

Normalized EBITDAre Reconciliations for Page 15

	Trailing Twelve Months		2018	2017
	March 31, 2018	December 31, 2017	Q1	Q4	Q3	Q2	Q1
Net income	$698,988	$628,381	$220,548	$130,084	$144,196	$204,160	$149,941
Interest expense incurred, net	393,784	383,890	116,104	95,311	91,145	91,224	106,210
Amortization of deferred financing costs	9,909	8,526	3,679	2,079	2,064	2,087	2,296
Amortization of above/below market lease intangibles	4,070	3,828	1,098	1,099	1,012	861	856
Depreciation	761,090	743,749	196,309	200,785	184,100	179,896	178,968
Income and other tax expense (benefit)	429	478	213	(232)	228	220	262

EBITDA	1,868,270	1,768,852	537,951	429,126	422,745	478,448	438,533

Net (gain) loss on sales of real estate properties	(262,563)	(157,057)	(142,213)	(15,296)	(17,328)	(87,726)	(36,707)

EBITDAre	1,605,707	1,611,795	395,738	413,830	405,417	390,722	401,826

Impairment – non-operating assets	1,693	1,693	—	1,693	—	—	—
Write-off of pursuit costs (other expenses)	3,322	3,106	931	777	783	831	715
(Income) loss from investments in unconsolidated entities	3,274	3,370	977	1,217	398	682	1,073
Net (gain) loss on sales of land parcels	26	(19,167)	—	3	—	23	(19,193)
Insurance/litigation settlement or reserve income (interest and other income)	(9,831)	(4,853)	(5,358)	(137)	(3,500)	(836)	(380)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	1,867	237	1,923	—	—	(56)	293
Other	1,345	1,245	196	961	95	93	96

Normalized EBITDAre	$1,607,403	$1,597,426	$394,407	$418,344	$403,193	$391,459	$384,430

Balance Sheet Items:	March 31, 2018	December 31, 2017

Total debt	$8,659,477	$8,957,291
Cash and cash equivalents	(44,453)	(50,647)
Mortgage principal reserves/sinking funds	(4,778)	(3,167)
Net debt	$8,610,246	$8,903,477

Note:

EBITDA, EBITDAre and Normalized EBITDAre do not include any adjustments for the Company’s share of partially owned unconsolidated entities or the minority partner’s share of partially owned consolidated entities due to the immaterial size of the Company’s partially owned portfolio.

1st Quarter 2018 Earnings Release	21

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Quarter Ended March 31,
	2018	2017	Variance

Impairment	$—	$—	$—
Asset impairment and valuation allowances	—	—	—

Write-off of pursuit costs (other expenses)	931	715	216
Write-off of pursuit costs	931	715	216

Prepayment premiums/penalties (interest expense)	22,110	11,698	10,412
Write-off of unamortized deferred financing costs (interest expense)	1,580	217	1,363
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(151)	389	(540)
Debt extinguishment and preferred share redemption (gains) losses	23,539	12,304	11,235

Net (gain) loss on sales of land parcels	—	(19,193)	19,193
(Income) loss from investments in unconsolidated entities ─ non-operating assets	213	301	(88)
Non-operating asset (gains) losses	213	(18,892)	19,105

Insurance/litigation settlement or reserve income (interest and other income)	(5,358)	(380)	(4,978)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	1,923	293	1,630
Other	196	96	100
Other miscellaneous items	(3,239)	9	(3,248)

Adjustments from FFO to Normalized FFO	$21,444	$(5,864)	$27,308

Note: See pages 24 through 28 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

1st Quarter 2018 Earnings Release	22

Equity Residential Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking.  All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit costs, are not included in the estimates provided on this page. See pages 24 through 28 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2018 Normalized FFO Guidance (per share diluted)

	Q2 2018	2018
Expected Normalized FFO Per Share	$0.77 to $0.81	$3.17 to $3.27

2018 Same Store Assumptions

Physical Occupancy	96.0%
Revenue change	1.0% to 2.25%
Expense change	3.5% to 4.5%
NOI change	0.0% to 1.5%

Note:  Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.

2018 Transaction Assumptions

Consolidated rental acquisitions	$500.0 million
Consolidated rental dispositions	$500.0 million
Spread between Acquisition Cap Rate and Disposition Yield	50 basis points

2018 Debt Assumptions

Weighted average debt outstanding	$8.8 billion to $9.1 billion
Weighted average interest rate (reduced for capitalized interest)	4.21%
Interest expense, net (on a Normalized FFO basis)	$370.5 million to $383.1 million
Capitalized interest	$4.0 million to $8.0 million

Note: All 2018 debt assumptions are shown on a Normalized FFO basis and therefore exclude an approximately $23.7 million impact from anticipated debt extinguishment costs/prepayment penalties described on page 2.

2018 Capital Expenditures to Real Estate Assumptions

	Per Same Store Apartment Unit	Total
Total Capital Expenditures to Real Estate	$2,900	$210.0 million

Note:  During 2018, the Company expects to spend approximately $60.0 million for apartment unit Renovation Expenditures on approximately 4,500 same store apartment units at an average cost of approximately $13,300 per apartment unit renovated, which is included in the Total Capital Expenditures to Real Estate amounts noted above.

2018 Other Guidance Assumptions

Property management expense	$88.5 million to $90.5 million
General and administrative expense	$53.0 million to $55.0 million
Interest and other income	$0.5 million to $1.0 million
Income and other tax expense	$0.5 million to $1.0 million
Debt offerings	$800.0 million to $1.0 billion
Equity ATM share offerings	No amounts budgeted
Preferred share offerings	No amounts budgeted
Weighted average Common Shares and Units - Diluted	383.8 million

1st Quarter 2018 Earnings Release	23

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

This Earnings Release and Supplemental Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other measurement of performance computed in accordance with accounting principles generally accepted in the United States (“GAAP”) or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Capital Expenditures to Real Estate:

Building Improvements – Includes roof replacement, paving, building mechanical equipment systems, exterior siding and painting, major landscaping, furniture, fixtures and equipment for amenities and common areas, vehicles and office and maintenance equipment.

Renovation Expenditures – Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Replacements – Includes appliances, mechanical equipment, fixtures and flooring (including hardwood and carpeting).

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all years presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Development Yield – NOI that the Company anticipates receiving in the next 12 months following stabilization less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $50-$150 per apartment unit depending on the type of asset) divided by the Total Budgeted Capital Cost of the asset.  The weighted average Development Yield for development properties is weighted based on the projected NOI streams and the relative Total Budgeted Capital Cost for each respective property.

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

1st Quarter 2018 Earnings Release	24

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

EBITDA for Real Estate and Normalized EBITDA for Real Estate:

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) – The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre (September 2017 White Paper) as net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Normalized Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Normalized EBITDAre”) – Represents net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for non-comparable items.  Normalized EBITDAre, total debt to Normalized EBITDAre and net debt to Normalized EBITDAre are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Normalized EBITDAre, total debt to Normalized EBITDAre, and net debt to Normalized EBITDAre are useful to investors, creditors and rating agencies because they allow investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Economic Gain – Economic Gain is calculated as the net gain (loss) on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation.  The Company generally considers Economic Gain to be an appropriate supplemental measure to net gain (loss) on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, rehab, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property.  The following table presents a reconciliation of net gain (loss) on sales of real estate properties in accordance with GAAP to Economic Gain:

Quarter Ended March 31, 2018

Net Gain (Loss) on Sales of Real Estate Properties	$142,213
Accumulated Depreciation Gain	(63,640)

Economic Gain	$78,573

FFO and Normalized FFO:

Funds From Operations (“FFO”) – NAREIT defines FFO (April 2002 White Paper) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales and impairment write-downs of depreciated operating properties, plus depreciation and amortization expense, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment and valuation allowances;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment and preferred share redemptions;

1st Quarter 2018 Earnings Release	25

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

•	gains and losses from non-operating assets; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 5 and 22 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual	Actual	Expected	Expected
	Q1 2018	Q1 2017	Q2 2018	2018
	Per Share	Per Share	Per Share	Per Share
EPS - Diluted	$0.57	$0.39	$0.36 to $0.40	$1.75 to $1.85
Add: Depreciation expense	0.51	0.47	0.49	1.96
Less: Net (gain) loss on sales	(0.37)	(0.10)	(0.08)	(0.61)

FFO per share - Diluted	0.71	0.76	0.77 to 0.81	3.10 to 3.20

Asset impairment and valuation allowances	—	—	—	—
Write-off of pursuit costs	—	—	—	0.01
Debt extinguishment and preferred share redemption (gains) losses	0.06	0.03	—	0.06
Non-operating asset (gains) losses	—	(0.05)	—	—
Other miscellaneous items	—	—	—	—

Normalized FFO per share - Diluted	$0.77	$0.74	$0.77 to $0.81	$3.17 to $3.27

Lease-Up NOI – Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% occupancy for three consecutive months) for all of the current and comparable periods presented.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store/other results (see page 9):

1st Quarter 2018 Earnings Release	26

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

	Quarter Ended March 31,
	2018	2017
Operating income	$196,869	$204,371
Adjustments:
Fee and asset management revenue	(185)	(180)
Property management	23,444	22,252
General and administrative	16,278	14,173
Depreciation	196,309	178,968
Total NOI	$432,715	$419,584
Rental income:
Same store	$590,384	$577,404
Non-same store/other	42,447	26,516
Total rental income	632,831	603,920
Operating expenses:
Same store	180,358	173,605
Non-same store/other	19,758	10,731
Total operating expenses	200,116	184,336
NOI:
Same store	410,026	403,799
Non-same store/other	22,689	15,785
Total NOI	$432,715	$419,584

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2017 and 2018, plus any properties in lease-up and not stabilized as of January 1, 2017.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2017, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized NOI – Represents budgeted 2018 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Budgeted Capital Cost – Estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Turnover – Total residential move-outs divided by total residential apartment units, including inter-property and intra-property transfers.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

1st Quarter 2018 Earnings Release	27

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.  Each of the items (i) through (v) is calculated in accordance with GAAP.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense (including loan assumption costs and other loan-related costs) or property management expense.  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, rehab, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds

1st Quarter 2018 Earnings Release	28